Exhibit 99.2

Important Notice Regarding the Availability of MaterialsAARON’S HOLDINGS COMPANY, INC.You are receiving this communication because you hold securities in Aaron’s Holdings Company, Inc. (“Aaron’s Holdings”). Aaron’s Holdings has released informational materials regarding the separation of its wholly-owned subsidiary, The Aaron’s Company, Inc. (“Aaron’s”), that are now available for your review. This notice provides instructions on how to access the AARON’S HOLDINGS COMPANY, INC. materials for informational purposes only. It is not a form for voting and presents only an overview of the Aaron’s Holdings materials, which contain important information and are available, free of charge, on the Internet or by mail. We encourage you to access and closely review the Aaron’s Holdings materials and continue to view them online to access any new or updated information. To effect the separation, Aaron’s Holdings will distribute all of the shares of Aaron’s common stock on a pro rata basis to the holders of Aaron’s Holdings common stock. Immediately following the distribution, which will be effective as of the date and time referenced in the Information Statement that Aaron’s has prepared in connection with the separation, Aaron’s will be an independent, publicly traded company. Aaron’s Holdings is not soliciting proxy or consent authority in connection with the separation. The Aaron’s Holdings materials consist of the Information Statement, plus any supplements, that Aaron’s has prepared in connection with the separation. You may view the Aaron’s Holdings materials online at www.materialnotice.com and easily request a paper or e-mail copy (see reverse side). To facilitate timely delivery, please make your request for a paper copy by five business days prior to the distribution date referenced in the Information Statement. See the reverse side for instructions on how to access materials. D26848-TBD

How to Access the Materials Materials Available to VIEW or RECEIVE: INFORMATION STATEMENT How to View Online: Have the information that is printed in the box marked by the arrowï§XXXX XXXX XXXX XXXX (located on the following page) and visit: www.materialnotice.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting    a copy. Please choose one of the following methods to make your request:    1) BY INTERNET: www.materialnotice.com    2) BY TELEPHONE: 1-800-579-1639    3) BY E-MAIL*: sendmaterial@materialnotice.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrowï§XXXX XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. D26849-TBD

THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONL D26850-TBD

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